Exhibit 99.1

Kodak Reports Full-Year 2021 Financial Results

ROCHESTER, N.Y.--(BUSINESS WIRE)--March 15, 2022--Eastman Kodak Company (NYSE: KODK) today reported financial results for the full year 2021, including consolidated revenues of $1.150 billion and continued growth in key product areas such as SONORA Process Free Plates and PROSPER annuities.

Full-year 2021 highlights include:

  Consolidated revenues of $1.150 billion, compared with $1.029 billion for the full year 2020
  GAAP net income of $24 million, compared with a net loss of $541 million for 2020
  Operational EBITDA of $11 million, compared with negative $1 million for 2020
  A year-end cash balance of $362 million, compared with $196 million at the end of 2020

“Kodak continued to navigate through an unusually challenging business environment in 2021 and delivered revenue growth in all our segments for the first time in years,” said Jim Continenza, Kodak’s Executive Chairman and CEO. “We also saw increases in customer satisfaction and market share in our key print business, achievements which reflect the success of our ongoing strategy: focus on our core businesses in commercial print and advanced materials and chemicals, invest in product innovation and put our customers at the center of everything we do.”

For the full year ended December 31, 2021, revenues were $1.150 billion, an improvement of $121 million compared to the same period in 2020. GAAP net income was $24 million for the full year, compared to a net loss of $541 million in 2020. The prior year included a charge of $416 million to reflect the increased value of the derivative liability embedded in the convertible notes immediately prior to conversion and expense of $167 million related to the increase in deferred tax valuation allowances for locations outside the U.S. Operational EBITDA for the year ended December 31, 2021 was $11 million, compared to negative $1 million in 2020. The increase was primarily the result of improvement in revenue and manufacturing costs from increases in volume partially offset by ongoing global cost increases in 2021. The current year Operational EBITDA results did not benefit from $25 million in savings from temporary pay cuts and furloughs that largely ended in January 2021. Kodak ended the year with a cash balance of $362 million, an increase of $166 million from December 31, 2020. The increase is primarily attributable to net proceeds received of $247 million from the financing transactions completed in the first quarter of 2021.

“The Company ended 2021 with $362 million in cash, an increase of $166 million from December 31, 2020,” said David Bullwinkle, Kodak’s CFO. “The Company’s balance sheet is the strongest it has been in years due to the execution of our strategy. We continue to execute on our plan by driving increases in cost efficiency through automation and process innovation and redesign.”

Revenue and Operational EBITDA by Reportable Segment FY 2021 vs. FY 2020

($ millions)

FY 2021 Actuals	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$659	$249	$212	$15	$1,135
Operational EBITDA *	$9	$(5)	$(6)	$13	$11

FY 2020 Actuals	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$592	$241	$172	$13	$1,018
Operational EBITDA *	$21	$(10)	$(23)	$11	$(1)

FY 2021 vs. FY 2020 Actuals B/(W)	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$67	$8	$40	$2	$117
Operational EBITDA *	$(12)	$5	$17	$2	$12

FY 2021 Actuals on constant currency ** vs. FY 2020 Actuals B/(W)	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$56	$4	$39	$2	$101
Operational EBITDA *	$(8)	$3	$16	$2	$13

* Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.

** The impact of foreign exchange represents the 2021 foreign exchange impact using average foreign exchange rates for the twelve months ended December 31, 2020, rather than the actual average exchange rates in effect for the twelve months ended December 31, 2021.

Eastman Business Park segment is not a reportable segment and is excluded from the table above.

About Kodak

Kodak (NYSE: KODK) is a leading global manufacturer focused on commercial print and advanced materials & chemicals. With 31,000 patents earned over 130 years of R&D, we believe in the power of technology and science to enhance what the world sees and creates. Our innovative, award-winning products, combined with our customer-first approach, make us the partner of choice for commercial printers worldwide. Kodak is committed to environmental stewardship, including industry leadership in developing sustainable solutions for print. For additional information on Kodak, visit us at kodak.com, or follow us on Twitter @Kodak and LinkedIn.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar words and expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s current expectations and assumptions. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical results or those expressed in or implied by such forward-looking statements. Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2021 under the headings “Business,” “Risk Factors,” “Legal Proceedings” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following:

  Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results;
  Kodak’s ability to achieve strategic objectives, cash forecasts, financial projections, and projected growth;
  Kodak’s ability to achieve the financial and operational results contained in its business plans;
  Kodak’s ability to comply with the covenants in its various credit facilities;
  Kodak’s ability to fund continued investments, capital needs and restructuring payments and service its debt and Series B Preferred Stock and Series C Preferred Stock;
  The performance by third parties of their obligations to supply products, components or services to Kodak and Kodak’s ability to address supply chain disruptions and continue to obtain raw materials and components available from single or limited sources of supply, which may be adversely affected by the COVID-19 pandemic;
  The impact of the global economic environment or medical epidemics such as the COVID-19 pandemic; including the restrictions and other actions taken in response to the COVID-19 pandemic, and Kodak’s ability to effectively mitigate or recoup associated increased costs of materials, labor, shipping and operations;
  The impact of the investigations, litigation and claims arising out of the circumstances surrounding the announcement on July 28, 2020, by the U.S. International Development Finance Corporation of the signing of a non-binding letter of interest to provide a subsidiary of Kodak with a potential loan to support the launch of an initiative for the manufacture of pharmaceutical ingredients for essential generic drugs;
  The impacts of the war in Ukraine and the international response thereto on our business and operations, including the cost of and availability of aluminum and other raw materials and components, shipping costs, transit times and energy costs;
  Changes in foreign currency exchange rates, commodity prices, interest rates and tariff rates;
  Kodak’s ability to effectively anticipate technology and industry trends and develop and market new products, solutions and technologies, including products based on its technology and expertise that relate to industries in which it does not currently conduct material business;
  Kodak’s ability to effectively compete with large, well-financed industry participants;
  Continued sufficient availability of borrowings and letters of credit under Kodak’s asset based credit facility and letter of credit facility, Kodak’s ability to obtain additional financing if and as needed and Kodak’s ability to provide or facilitate financing for its customers;
  Kodak’s ability to effect strategic transactions, such as acquisitions, strategic alliances, divestitures and similar transactions, or to achieve the benefits sought to be achieved from such strategic transactions; and
  The potential impact of force majeure events, cyber-attacks or other data security incidents that could disrupt or otherwise harm Kodak’s operations.

Future events and other factors may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

APPENDICES

A. NON-GAAP MEASURES

In this full year 2021 financial results news release, reference is made to the following non-GAAP financial measures:

  Operational EBITDA; and
  Revenues and Operational EBITDA on a constant currency basis.

Kodak believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition, results of operations and cash flow.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). Operational EBITDA represents the income from continuing operations before income taxes excluding earnings from discontinued operations, net of income taxes, loss on early extinguishment of debt, non-service cost components of pension and OPEB income; depreciation and amortization expense; restructuring costs and other; stock-based compensation expense; consulting and other costs; idle costs; other operating income, net; interest expense; and other (income) charges, net.

The change in revenues and Operational EBITDA on a constant currency basis, as presented in this financial results news release, is calculated by using average foreign exchange rates for the twelve months ended December 31, 2020, rather than the actual average exchange rates in effect for the twelve months ended December 31, 2021.

The following table reconciles the most directly comparable GAAP measure of Net Income (Loss) to Operational EBITDA for the twelve months ended December 31, 2021 and 2020, respectively:

(in millions)
	FY 2021	FY 2020	$ Change
Net Income (Loss)	$24	$(541)	$565
Other	(2)	(1)	(1)
Depreciation and amortization	31	37	(6)
Restructuring costs and other (1)	6	17	(11)
Stock based compensation	7	15	(8)
Consulting and other costs (2)	19	9	10
Idle costs (3)	2	3	(1)
Other operating income, net, excluding income from transition services agreement (4)	(6)	(7)	1
Interest expense (1)	33	12	21
Pension income excluding service cost component (1)	(102)	(98)	(4)
Loss on early extinguishment of debt (1)	-	2	(2)
Other (income) charges, net (1)	(5)	386	(391)
Earnings from discontinued operations, net of income taxes	-	(3)	3
Provision for income taxes (1)	4	168	(164)
Operational EBITDA	$11	$(1)	$12
Impact of foreign exchange (5)	1		1
Operational EBITDA on a constant currency basis	$12	$(1)	$13

Footnote Explanations:

(1)	As reported in the Consolidated Statement of Operations.
(2)	Consulting and other costs are professional services and internal costs associated with certain corporate strategic initiatives, investigations and litigation.
(3)

Consists of third party costs such as security, maintenance, and utilities required to maintain land and buildings in certain locations not used in any Kodak operations and the costs, net of any rental income received, of underutilized portions of certain properties.

(4)

$6 million of income from the transition services agreement related to the sale of the Flexographic Packaging Business was recognized in the twelve months ended December 31, 2020. No income was recognized in the year ended December 31, 2021. The income was reported in Other operating income, net in the Consolidated Statement of Operations. Other operating income, net is typically excluded from the segment measure. However, the income from the transition services agreement was included in the segment measure.

(5)

The impact of foreign exchange is calculated by using average foreign exchange rates for the twelve months ended December 31, 2020, rather than the actual average exchange rates in effect for the twelve months ended December 31, 2021.

B. FINANCIAL STATEMENTS

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS
(in millions)
	Twelve Months Ended December 31,
	2021	2020
Revenues
Sales	$925	$806
Services	225	223
Total revenues	1,150	1,029
Cost of revenues
Sales	830	743
Services	156	151
Total cost of revenues	986	894
Gross profit	164	135
Selling, general and administrative expenses	177	172
Research and development costs	33	34
Restructuring costs and other	6	17
Other operating income, net	(6)	(14)
Loss from continuing operations before interest expense, pension income excluding service cost component, loss on early extinguishment of debt, other (income) charges, net and income taxes	(46)	(74)
Interest expense	33	12
Pension income excluding service cost component	(102)	(98)
Loss on early extinguishment of debt	—	2
Other (income) charges, net	(5)	386
Earnings (loss) from continuing operations before income taxes	28	(376)
Provision for income taxes	4	168
Earnings (loss) from continuing operations	24	(544)
Earnings from discontinued operations, net of income taxes	—	3
Net income (loss)	$24	$(541)

The notes accompanying the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 are an integral part of these consolidated financial statements.

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(in millions)

	December 31,	December 31,
	2021	2020
ASSETS
Cash and cash equivalents	$362	$196
Trade receivables, net of allowances of $7 and $10, respectively	175	177
Inventories, net	219	206
Other current assets	49	46
Current assets held for sale	2	2
Total current assets	807	627
Property, plant and equipment, net of accumulated depreciation	140	152
Goodwill	12	12
Intangible assets, net	34	39
Operating lease right-of-use assets	47	48
Restricted cash	54	53
Pension and other postretirement assets	1,022	262
Other long-term assets	55	55
TOTAL ASSETS	$2,171	$1,248

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY
Accounts payable, trade	$153	$118
Short-term borrowings and current portion of long-term debt	1	2
Current portion of operating leases	13	12
Other current liabilities	142	164
Total current liabilities	309	296
Long-term debt, net of current portion	253	17
Pension and other postretirement liabilities	382	406
Operating leases, net of current portion	45	49
Other long-term liabilities	205	212
Total liabilities	1,194	980

Commitments and Contingencies (note 11)

Redeemable, convertible preferred stock, no par value, $100 per share liquidation preference	196	191

Equity
Common stock, $0.01 par value	—	—
Additional paid in capital	1,166	1,152
Treasury stock, at cost	(10)	(9)
Accumulated deficit	(596)	(620)
Accumulated other comprehensive income (loss)	221	(446)
Total shareholders' equity	781	77
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY	$2,171	$1,248

The notes accompanying the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 are an integral part of these consolidated financial statements.

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)

	Twelve Months Ended
	December 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$24	$(541)
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	31	37
Pension and other postretirement income	(83)	(77)
Change in fair value of the Preferred Stock and Convertible Notes embedded derivatives	(7)	382
Asset impairments	—	3
Stock based compensation	7	15
Non-cash changes in workers' compensation and postemployment reserves	(4)	4
Net loss (gain) on sales of assets	1	(10)
Loss on early extinguishment of debt	—	2
(Benefit) provision for deferred income taxes	(1)	160
(Increase) decrease in trade receivables	(5)	33
(Increase) decrease in inventories	(19)	12
Increase (decrease) in trade payables	38	(36)
Decrease in liabilities excluding borrowings and trade payables	(29)	(26)
Other items, net	-	7
Total adjustments	(71)	506
Net cash used in operating activities	(47)	(35)
Cash flows from investing activities:
Additions to properties	(21)	(17)
Net proceeds from sales of assets	1	2
Net proceeds from return on equity investment	—	2
Net cash used in investing activities	(20)	(13)
Cash flows from financing activities:
Net proceeds from Term Loan Credit Agreement	215	—
Net proceeds from Convertible Notes	25	—
Net proceeds from Series C Preferred Stock	99	—
Proceeds from sale of common stock	10	—
Repurchase of Series A Preferred Stock	(100)	—
Debt issuance costs	(2)	—
Proceeds from stock option exercises	—	33
Preferred stock cash dividend payments	(7)	(22)
Treasury stock purchases	(1)	—
Repayment of other borrowings	(1)
Finance lease payments	-	(1)
Net cash provided by financing activities	238	10
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4)	4
Net increase (decrease) in cash, cash equivalents and restricted cash	167	(34)
Cash, cash equivalents and restricted cash, beginning of period	256	290
Cash, cash equivalents and restricted cash, end of period	$423	$256

The notes accompanying the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 are an integral part of these consolidated financial statements.

Contacts

Media Contact:
Kurt Jaeckel, Kodak, +1 585-490-8646, kurt.jaeckel@kodak.com

Investor Contact:
Paul Dils, Kodak, +1 585-724-4053, shareholderservices@kodak.com